Pioneer Series Trust IV

               Amendment to the Agreement and Declaration of Trust

                                       of

                             Pioneer Series Trust IV

      The undersigned, being at least a majority of the Trustees of Pioneer Series Trust IV, a Delaware statutory trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated June 28, 2005, as amended (the "Declaration"), as follows, such amendment to be effective on the date hereof:

      Pursuant to Article V, Section 1 and Article IX, Section 8 of the Declaration, the Trustees hereby establish one additional class of shares for Pioneer Classic Balanced Fund and Pioneer Government Income Fund (each, a "Fund"), which shall be designated Investor Class Shares. Such shares represent a pro-rata interest, based upon relative net asset value with each other class of shares of the Trust, except as provided in the Fund's Multi-Class Plan under Rule 18f-3. The Investor Class Shares shall automatically convert into Class A shares of the Fund as provided in such Multi-Class Plan.

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IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 13th day of May, 2006.

/s/ David R. Bock                            /s/ Margaret B.W. Graham
----------------------------------           ---------------------------------
David R. Bock                                Margaret B.W. Graham

/s/ Mary K. Bush                             /s/ Thomas J. Perna
----------------------------------           ----------------------------------
Mary K. Bush                                 Thomas J. Perna

/s/ John F. Cogan, Jr.                       /s/ Marguerite A. Piret
----------------------------------           -----------------------------------
John F. Cogan, Jr.                           Marguerite A. Piret

                                             /s/ John Winthrop
                                             -----------------------------------
                                             John Winthrop

                            The address of each Trustee is
                            c/o Pioneer Investment Management, Inc
                            60 State Street, Boston, Massachusetts 02109